Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Big Flower Holdings, Inc. and this Post-Effective Amendment No. 1 to Registration Statement No. 333-2152 of our report dated February 14, 1997 appearing in the Annual Report on Form 10-K of Big Flower Press Holdings, Inc. for the year ended December 31, 1996.



DELOITTE & TOUCHE LLP
Stamford, Connecticut

November 3, 1997